SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2002

MCM Capital Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26489	48-1090909

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer (Identification No.)

5775 Roscoe Court
San Diego, California 92123
(Address of Principal Executive Offices) (Zip Code)

(877) 445-4581
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-4.1
EX-4.2
EX-4.3
EX-4.4
EX-10.1
EX-10.2
EX-10.3

Item 5. Other Events.

(a)	Equity Investment and Reduction of Outstanding Debt.

         On February 22, 2002, certain existing stockholders and their affiliates (the “Purchasers”) made an additional $5,000,000 investment in MCM Capital Group, Inc. (the “Company”). Immediately prior to such investment, the Purchasers on a collective basis beneficially owned in excess of 50% of the Company’s common stock. In a related transaction, one of the Company’s principal lenders, ING (U.S.) Capital LLC (“ING”), forgave $5,323,000 of outstanding debt and reduced its warrant position by 200,000 warrants. The completion of these two transactions increased the Company’s net worth by $10,323,000.

         The Purchasers purchased 1,000,000 shares of the Company’s Series A Senior Cumulative Participating Convertible Preferred Stock (the “Series A preferred stock”) at a price of $5.00 per share. Each share of Series A preferred stock is convertible at the option of the holder at any time into shares of common stock at a conversion price of $.50 per share of common stock, subject to customary anti-dilution adjustments. The Series A preferred stock has a cumulative dividend, payable semi-annually. Until February 15, 2004, dividends are payable in cash and/or additional Series A preferred stock, at the Company’s option, at the rate of 10.0% per annum. Thereafter, dividends will be payable only in cash, at a rate of 10.0% per annum. The dividend rate increases to 15.0% per annum in the event of a qualified public offering, a change of control (each as defined) or the sale of all or substantially all of the assets of the Company. In the event dividends are not declared or paid, the dividends will accumulate on a compounded basis. The Series A preferred stock has a liquidation preference equal to the sum of the stated value of the Series A preferred stock ($5,000,000 in the aggregate) plus all accrued and unpaid dividends thereon and a participation payment equal to shares of common stock at the conversion price and/or such other consideration that would be payable to holders of the Series A preferred stock if their shares had been converted into shares of the Company’s common stock immediately prior to the liquidation event.

         The Series A preferred stock ranks senior to the common stock and any other junior securities with respect to the payment of dividends and liquidating distributions. The Company is prohibited from issuing any capital stock that ranks senior to the Series A preferred stock without the consent of the holders of a majority of the outstanding shares of Series A preferred stock.

         Upon the occurrence of a qualified public offering, a change in control, or a sale of the Company (each as defined), the Company may, by decision of the then independent members of the Board of Directors, redeem the outstanding Series A preferred stock in whole but not in part at an aggregate redemption price equal to the $5,000,000 liquidation preference plus the participation payment.

         The holders of the Series A preferred stock will be entitled to vote on an as converted basis with the holders of the common stock as a single class and will have the right to vote as a class on certain specified matters. In the event that the Company fails to pay dividends for either two consecutive semi-annual periods or any four semi-annual periods, the Purchasers are entitled to designate two directors to serve on the Company’s Board of Directors for as long as at least 10% of the shares of the Series A preferred stock remain outstanding. The holders of the Series A preferred stock also have been granted registration rights in respect of the common stock underlying the Series A preferred stock.

         As a result of the investment by the Purchasers, which was a condition to an amendment by ING of the Company’s note purchase agreement, the Company believes that it is in compliance with the net worth covenants under its credit agreements.

2

         The investment by the Purchasers was approved by the Company’s board of directors, following the recommendation of a special committee consisting of the Company’s independent director formed specifically for the purpose of evaluating and considering the transaction. The special committee was advised by an independent financial advisor and by independent legal counsel.

(b)	Termination of Credit Agreement

         The Credit and Security Agreement dated as of October 31, 2000 between the Company and CTW Funding, LLC, as amended, terminated on December 31, 2001.  No indebtedness was outstanding at the time of such termination.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Exhibits:

3.1	Certificate of Designation relating to the Series A Senior Cumulative Participating Convertible Preferred Stock

4.1	Specimen of Share Certificate of Series A Senior Cumulative Participating Convertible Preferred Stock

4.2	Purchase Agreement, dated as of February 15, 2002, between MCM Capital Group, Inc. and the several Purchasers listed on Schedule A thereto

4.3	Registration Rights Agreement, dated as of February 15, 2002, between MCM Capital Group, Inc. and the several Purchasers listed on Schedule A thereto

4.4	Warrant issued to ING (U.S.) Capital LLC dated December 31, 2001

10.1	Promissory Note of MCM Capital Group, Inc. in favor of ING (U.S.) Capital LLC dated December 31, 2001

10.2	Amendment No. 2 dated as of December 31, 2001 to the Note Purchase Agreement dated as of January 12, 2000 between MCM Capital Group, Inc. and ING (U.S.) Capital LLC

10.3	Letter Agreement dated February 21, 2002 among ING (U.S.) Capital LLC, MCM Capital Group, Inc., and the purchasers of Series A Senior Cumulative Participating Convertible Preferred Stock

3

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCM CAPITAL GROUP, INC.

Date: February 25, 2002	By /s/ Carl C. Gregory, III Carl C. Gregory, III President and Chief Executive Officer

4

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designation relating to the Series A Senior Cumulative Participating Convertible Preferred Stock

4.1	Specimen of Share Certificate of Series A Senior Cumulative Participating Convertible Preferred Stock

4.2	Purchase Agreement, dated as of February 15, 2002, between MCM Capital Group, Inc. and the several Purchasers listed on Schedule A thereto

4.3	Registration Rights Agreement, dated as of February 15, 2002, between MCM Capital Group, Inc. and the several Purchasers listed on Schedule A thereto

4.4	Warrant issued to ING (U.S.) Capital LLC dated December 31, 2001

10.1	Promissory Note of MCM Capital Group, Inc. in favor of ING (U.S.) Capital LLC dated December 31, 2001

10.2	Amendment No. 2 dated as of December 31, 2001 to the Note Purchase Agreement dated as of January 12, 2000 between MCM Capital Group, Inc. and ING (U.S.) Capital LLC

10.3	Letter Agreement dated February 21, 2002 among ING (U.S.) Capital LLC, MCM Capital Group, Inc., and the purchasers of Series A Senior Cumulative Participating Convertible Preferred Stock

5